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                                                              Exhibit 99.2(d)(2)

CERTIFICATE NO.                                                 NUMBER OF SHARES
   -1-                                                            -775-

                         BOULDER TOTAL RETURN FUND, INC.
              Incorporated Under the Laws of the State of Maryland
                     Taxable Auction Market Preferred Stock
                           Par Value of $.01 per share
                    $100,000 Liquidation Preference Per Share

                                                      CUSIP No. ________________

This certifies that __________________ is the owner of _________________________________________ fully paid and non-assessable shares of Taxable Auction Market Preferred Stock, par value $.01 per share, $100,000 liquidation preference per share, of Boulder Total Return Fund, Inc. (the "Corporation") transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto fixed this _______ day of ____________, 2000.

BANKERS TRUST COMPANY                     BOULDER TOTAL RETURN FUND, INC.
As Transfer Agent and Registrar [Seal]


By: __________________________________    By: __________________________________
      Authorized Signature                            President


                                          Attest: ______________________________
                                                        Assistant Secretary
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                                                              Exhibit 99.2(d)(2)

FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto

________________________________________________________________________________

_________________________________________________________________________ shares represented by the within Certificate, and do irrevocably constitute and appoint

______________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________

In presence of


______________________________________    ______________________________________

Shares of Taxable Auction Market Preferred Stock evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Corporation's charter. The Corporation will furnish information about the restrictions on transferability to any shareholder upon request and without charge. The Corporation will also furnish to the shareholder, upon request and without charge, a full statement of the designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption of each class of stock which the Corporation is authorized to issue, so far as they have been determined, and a full statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation.